UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 12, 2021

MEDMEN ENTERPRISES INC

_____________________________________________________

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA 90232

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(424) 330-2082

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Retention Agreement (as defined below) set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2021, Medmen Enterprises Inc. (the “Company”) issued a press release announcing the appointment of Tom Lynch, the Chairman of the Company’s Board of Directors (“Board”) and current interim Chief Executive Officer, as the permanent Chief Executive Officer of the Company effective July 15, 2021. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On July 12, 2021, in connection with Mr. Lynch’s appoint as the permanent Chief Executive Officer (“CEO”), the Company and SierraConstellation Partners LLC (“SCP”) entered into a Transaction and Retention Bonus Agreement (the “Retention Agreement”). Previously, in March 2020, the Company retained SCP, an interim management and advisory firm, to support the Company in the development and execution of its turnaround and restructuring plan and Mr. Lynch to serve as the Company’s interim Chief Executive Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. As of March 27, 2021, the Company had paid $2,172,709 in fees to SCP for interim management and restructuring support during the current fiscal year. In addition, during the nine months ended March 27, 2021, Mr. Lynch received 124,868 stock options.

Pursuant to the Retention Agreement, the Company will pay SCP, in connection with the CEO’s continued service, a bonus award in the aggregate amount of $750,000 (the “Bonus Award”), $500,000 of which will become payable payable upon the consummation of a Transaction that occurs prior to June 1, 2022 (the “Transaction Bonus”), and $250,000 of which will become payable payable on June 1, 2022, each subject to the CEO’s continued service (the “Retention Bonus”). The Retention Bonus will be paid regardless of the consummation of a Transaction prior to June 1, 2022. A “Transaction” means a transaction or series of transactions that constitute (i) the sale of all or substantially all of the Company’s assets, (ii) the sale of all or substantially all of the equity interests of the Company, including through a sale or exchange of capital stock or other equity interest, a merger, consolidation, or other business combination, or (iii) the recapitalization or restructuring of all or substantially all of the equity and/or debt securities and/or other indebtedness of the Company, which recapitalization or restructuring is effected pursuant to an exchange transaction, tender offer, plan of reorganization, plan of arrangement, or otherwise. The occurrence of a Transaction and the effective date will be determined by the Company’s Board in its sole discretion. If a transaction is not consummated prior to June 1, 2022, the Transaction Bonus will not become payable and will be forfeited.

As a condition of SCP receiving any portion of the Bonus Award, Mr. Lynch must continuously and actively serve as CEO of the Company on the applicable payment date of each part of the Bonus Award. If the CEO’s service with the Company is terminated prior to any payment date, the Bonus Award will not become payable.

If, prior to both June 1, 2022 and the consummation date of a Transaction, Mr. Lynch’s service as CEO of the Company is terminated by the Company other than for Cause, or Mr. Lynch terminates service with the Company for Good Reason, then (i) 100% of the Transaction Bonus will become payable, and (ii) a prorated portion of the Retention Bonus will become payable, based on the number of months served between June 1, 2021 and June 1, 2022. If, upon or following the consummation of a Transaction and prior to June 1, 2022, Mr. Lynch’s service as CEO of the Company is terminated by the Company other than for Cause, or Mr. Lynch terminates service with the Company for Good Reason, then the Retention Bonus will be payable in full. If Mr. Lynch’s service as CEO of the Company is terminated for any other reason, any unpaid portion of the Transaction Bonus and the Retention Bonus will be forfeited. “Cause” means (i) indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) failure to perform duties to the Company or to follow the lawful direction of the Board for any reason other than illness or physical or mental incapacity, or a breach of fiduciary duty, as determined in the sole discretion of the Board (iii) theft, fraud, or dishonesty or in connection with the CEO’s duties, (iv) violation of the Company’s code of conduct or similar written policies, (v) willful misconduct unrelated to the Company or any of its affiliates having, or likely to have, a material negative impact on the Company or any of its affiliates (economically or its reputation), or (vi) an act of gross negligence or willful misconduct. “Good Reason” means without the CEO’s consent, (i) any material diminution in responsibilities, authorities, title or duties, (ii) any material reduction in base salary, (iii) a relocation of the CEO’s principal place of service by more than 50 miles; provided that the CEO has given the Company written notice of termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within 30 days following the occurrence of such event, and the Company fails to cure such conduct within 30 days. Removal of the CEO from the Board does not constitute Good Reason.

Tom Lynch, 52, was appointed initially interim Chief Executive Officer of the Company in March 2020, elected to the Board in November 2020 and appointed as Chairman in December 2020. Mr. Lynch is currently a Partner and Senior Managing Director of SierraConstellation Partners. Prior to joining SierraConstellation Partners in July 2018, Mr. Lynch was the co-founder and Managing Partner of Woods Hole Capital between July 2014 and July 2018. Prior to founding Woods Hole Capital, Mr. Lynch was the Chairman and Chief Executive Officer of Frederick’s of Hollywood Group (a publicly traded company). Prior to joining Frederick’s, Mr. Lynch was the CEO of Mellon HBV later renamed Fursa Alternative Strategies. Mr. Lynch has held executive positions with Mellon Institutional Asset Management, UBS Global Asset Management and the Dreyfus Corporation. Mr. Lynch is a graduate of St. Anselm College. In light of his business and executive officer experience, the Company believes that Mr. Lynch is qualified to serve as a director of the Company.

Except as described above in this Item 5.02, there are no arrangements or understandings between Mr. Lynch and any other person pursuant to which he was appointed to serve as Chief Executive Officer of the Company and Mr. Lynch does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Lynch and any director or executive officer of the Company.

A copy of the Retention Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Transaction and Retention Bonus Agreement dated July 12, 2021 between MedMen Enterprises Inc. and SierraConstellation Partners LLC
99.1	Press Release dated July 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2021	MEDMEN ENTERPRISES INC

/s/ Reece Fulgham
By: Reece Fulgham
Its: Chief Financial Officer

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